Exhibit 99

[Company Letterhead]

November 23, 2016

VIA E-MAIL & OVERNIGHT DELIVERY

David Goldman

General Counsel

GAMCO Asset Management Inc.

One Corporate Center

Rye, NY 10580-1422

Re:	Notice of Proxy Access Director Nomination at the 2017 Annual Meeting of

Stockholders of National Fuel Gas Company

Dear Mr. Goldman:

This letter responds to your letters of November 9 and 10, 2016 and the Schedule 14N Notice filed on November 10, 2016 by GAMCO Asset Management Inc. (“GAMCO”). The Board of Directors of National Fuel Gas Company (the “Company”) has reviewed the Proxy Access Notice (“Notice”) that GAMCO submitted with its November 9 letter, the revised Statement in Support of the Nominee submitted with its November 10 letter, the Schedule 14N Notice, and GAMCO’s Schedule 13D filings, among other items. The Board has also given careful consideration to the comments that you and Mario Gabelli have made prior to and contemporaneously with the Notice regarding GAMCO’s intentions for the Company.

The Board, consistent with its responsibilities under Article IA of the Company’s By-Laws, has reviewed the Notice to determine whether it is truthful and complies with all of the terms and conditions set forth in Article IA. Based on that review, the Board has concluded that GAMCO has not complied, and is not able to comply, with the terms and conditions set forth in the By-Laws to submit a Stockholder Nominee.1 Therefore, the Company will not include GAMCO’s Stockholder Nominee in the Company’s proxy materials for the 2017 Annual Meeting.

A stockholder that seeks to use the Company’s proxy access By-Law provision must make certain representations and warranties to the Company. If these representations are not correct, the stockholder is not eligible to use proxy access. These representations include that an Eligible Stockholder:

(i)    acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent[.]

Article IA, Section 6(E).

[1]	All capitalized terms not defined herein shall have the meaning ascribed to them in the By-Laws.

David Goldman, Esq.

November 23, 2016

This representation is derived from the standard under which an investor is required to file a Schedule 13D versus a Schedule 13G. A shareholder may file a Schedule 13G only if it “has acquired such securities in the ordinary course of his business and not with the purpose nor with the effect of changing or influencing the control of the issuer, nor in connection with or as a participant in any transaction having such purpose or effect.” 17 CFR § 240.13d-1(b)(1). Similarly, a shareholder is no longer qualified to file a Schedule 13G, and must file a Schedule 13D, if it “[h]as acquired or holds the securities with a purpose or effect of changing or influencing control of the issuer, or in connection with or as a participant in any transaction having that purpose or effect.” Id. § 240.13d-1(e)(1). The SEC deems a shareholder to have “acquired or [be] holding equity securities with the purpose or effect of changing or influencing control of the issuer” if, based on relevant facts and circumstances, a shareholder “engages with the issuer’s management on matters that specifically call for the sale of the issuer to another company, the sale of a significant amount of the issuer’s assets, the restructuring of the issuer, or a contested election of directors.” SEC Compliance and Disclosure Interpretations, Exchange Act Sections 13(d) and 13(g) and Regulation 13D-G Beneficial Ownership Reporting at Question 103.11, available at https://www.sec.gov/divisions/corpfin/guidance/reg13d-interp.htm (last visited Nov. 15, 2016). Such a shareholder must file a Schedule 13D, which the SEC requires must state whether the shareholder has or may have “any plans or proposals . . . which relate to or would result in” the following events, among others:

(b) An extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the issuer or any of its subsidiaries;

(c) A sale or transfer of a material amount of assets of the issuer or any of its subsidiaries; . . . .

(e) Any material change in the present capitalization or dividend policy of the issuer;

(f) Any other material change in the issuer’s business or corporate structure . . . ; . . . . or

(j) Any action similar to any of those enumerated above.

17 CFR § 240.13d-101. Such activities fall well within the definition of “control” applicable to Section 13 under Rule 12b-2, which defines “control” as “the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.” 17 CFR § 240.12b-2.

David Goldman, Esq.

November 23, 2016

Based on GAMCO’s past conduct and current actions, the Board has determined that (1) GAMCO possessed an intent to change or influence control of the Company when acquiring some if not all of the Proxy Access Request Required Shares; and (2) GAMCO continues to have the intent to change or influence control of the Company. As a result, GAMCO’s Notice does not comply with the proxy access provision of the Company’s By-Laws, and the Company will not include GAMCO’s proposal in the Company’s proxy materials.

First, GAMCO and its Constituent Holders2 acquired the Proxy Access Request Required Shares with the intent to change or influence control of the Company. GAMCO’s filings under Section 13(d) throughout its investment have reflected that intent.

GAMCO continues to communicate its “disappointment” in the Company’s decision not to pursue a spin-off despite GAMCO’s urgings. GAMCO’s original Statement in Support of the Nominee submitted with its November 9, 2016 letter discussed GAMCO’s failed spin-off shareholder proposal and its disappointment in the Board’s response. This included specific statements conveying, in the present tense, “GAMCO’s view” of the spin-off and desire to split up the Company. GAMCO has long advocated this position,3 and its view has not changed.

[2]	Including, as stated in your November 9 letter, GAMCO, Gabelli Funds, LLC, The Gabelli Dividend And Income Trust, The Gabelli Asset Fund, The Gabelli Value 25 Fund Inc., The Gabelli Utility Trust, The Gabelli Equity Trust Inc., The Gabelli Small Cap Growth Fund, The Gabelli Equity Income Fund, The Gabelli Global Rising Income & Dividend Fund, The Gabelli ABC Fund, The Gabelli Capital Asset Fund, The Gabelli Utilities Fund, and The Gabelli Global Utility & Income Trust (referred to collectively herein with GAMCO as “GAMCO”).
[3]	This statement is consistent with positions GAMCO has long advocated:

•	In April 2014, GAMCO announced its intention to submit “a proposal to be included in the Issuer’s 2015 proxy statement to have shareholders vote on a proposal that the Issuer’s Board either spin off the Issuer’s regulated natural gas utility business or its non-regulated operations.” GAMCO, General Statement of Acquisition of Beneficial Ownership (Sched. 13D/A) (Apr. 21, 2014).

•	In May 2014, GAMCO stated that it “believes the [Company] should examine the strategic option of spinning off its LDC operation into a stand-alone publicly traded utility, thus creating multiple C-corporations. The LDC C-corporation would then be in a better position to participate in the industry consolidation that is occurring, including New York State.” GAMCO, General Statement of Acquisition of Beneficial Ownership (Sched. 13D/A) (May 9, 2014).

•	On September 12, 2014, GAMCO presented a proposal for inclusion in the proxy materials for the 2015 Annual Meeting of Stockholders “requesting that the Issuer’s Board of Directors and management act expeditiously, consistent with effective tax considerations, to engage an investment banking firm to effectuate a spin-off of the Issuer’s utility segment, which represents the operations of National Fuel Gas Distribution Corporation, into a separate publicly traded C-corporation.” GAMCO, General Statement of Acquisition of Beneficial Ownership (Sched. 13D/A) (Sept. 12, 2014). The Company included GAMCO’s proposal in the proxy materials, and the shareholders overwhelmingly voted it down at the Annual Meeting on March 12, 2015.

David Goldman, Esq.

November 23, 2016

Just this month, GAMCO’s head analyst for the utility segment confirmed to the Company’s Director of Investor Relations that Mr. Gabelli continues to hold the view that the Company should be split up with the pieces spun off and continues to ask why a spin-off is not being considered by the Company’s board of directors. Since the day GAMCO sent its Notice, your statements and Mr. Gabelli’s statements continue to reflect GAMCO’s desire to influence management on matters of control and do not disavow earlier support for splitting up the Company’s business:

•	As reported in Activist Insight on November 10, 2016, you yourself commented on the GAMCO proxy access notice, noting that “reducing the costs of activism was appealing; ‘you can piggyback on someone else’s proxy.’” VW Staff, GAMCO Investors’ First Proxy Access Nomination To The Board of National Fuel Gas, Activist Insight (Nov. 11, 2016).

•	SNL reported that Mr. Gabelli wants the Company to explore more creative financing options, directly quoting him from a phone interview on November 10: “There’s some financial engineering that can happen there that can lower the cost of capital.” Bill Holland, Investor Gunning For Board Seat Wants More Creative Financing At National Fuel, S&P Global Market Intelligence (Nov. 14, 2016). Notably, although discussing other parts of the business, Mr. Gabelli did not disavow his long-standing desire to split up the Company by spinning off the utility segment.

•	A November 14, 2016 Agenda article reported, regarding the Notice, Mr. Gabelli’s unhappiness and frustration with management’s failure to implement his proposal two years earlier to spin off the utility and buy other gas companies.[4] The article reports Mr. Gabelli’s belief that his nominee “is skilled in financial engineering and can bring a new approach,” since “the board still needs an infusion of fresh thinking.” Amanda Gerut, How Mario Gabelli Became the First to Use Proxy Access, Agenda (Nov. 14, 2016).

[4]	The Supporting Statement submitted by GAMCO Asset Management, for its 2015 stockholder proposal to spin off the Company’s utility, stated: “We believe that a spin-off of NFG’s local distribution utility segment into a separately traded public company, . . . would help to enhance the underlying value of the Company. [ ] As a stand-alone publicly traded C-corporation, NFG’s utility business can participate in the consolidation activity occurring in the utility space.” National Fuel Gas Company, Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Sched. 14A) (Jan. 23, 2015) (for Annual Stockholders Meeting to be held on March 12, 2015).

David Goldman, Esq.

November 23, 2016

•	On November 14, 2016 Mr. Gabelli re-tweeted the Agenda reporter’s tweet of his comment that “proxy access was a friendlier approach than a proxy contest at National Fuel Gas.”

These statements, which are consistent with positions long held and advocated by GAMCO,5 reflect a current intent to “change or influence control of the Corporation” in violation of Section 6(E)(i), Article IA of the By-Laws. That GAMCO’s “replacement” Statement in Support provided on November 10 is scrubbed of certain explicit statements with respect to a spin-off does not change the conclusion.

The Board and the Company value greatly the close relationships we have with shareholders, which is one reason that the Company chose to adopt proxy access as part of its review of the Company’s governance. The Board believes that a shareholder or group of shareholders that complies with the terms and conditions of Article IA of our By-Laws should have the ability to nominate a candidate for election as a director of the Company. But, as described in this letter, GAMCO’s Proxy Access Notice does not comply with the terms and conditions of Article IA, and the Company will not include GAMCO’s Stockholder Nominee in the proxy materials for the 2017 Annual Meeting.

This letter is being sent without waiver of, or prejudice to, any legal or equitable rights, remedies or defenses of National Fuel Gas Company or any of its affiliates, all of which are hereby expressly reserved in full.

Very truly yours,

NATIONAL FUEL GAS COMPANY

/s/ Paula M. Ciprich

Paula M. Ciprich Senior Vice President, General Counsel and Secretary

cc:	George Maldonado

[5]	For example, at the time GAMCO bought 800,000 shares in May 2010, Mr. Gabelli stated, “We [GAMCO] think they [National Fuel] could take their exploration and production business, Seneca, and offer a piece of it to the public in order to raise capital. . . . Entities are paying significant dollars to get in the shale, which validates our premise.” Mina Kimes, Mario Gabelli bets big on natural gas, Fortune (May 18, 2010).